Exhibit I


                      Specified Trusts Servicing Standards



I.       ADVANCES

               1. Funds of the servicing entity shall be advanced in accordance with the servicing agreement.

II.      TRUST PAYMENTS

               1. Trust payments shall be deposited into the servicer's bank accounts within two business days of receipt.

               2. Trust payments made in accordance with the borrower's loan documents shall be posted to the applicable borrower records within two business days of receipt.

               3. Trust  payments  shall be  allocated to  principal,  interest,
               insurance,   taxes,  and  other  items  in  accordance  with  the
               borrower's loan documents.

               4. Trust payments identified as loan payoffs shall be allocated in accordance with the borrower's loan documents.

III.     DISBURSEMENTS

               1. Disbursements made via wire transfer on behalf of a borrower or investor shall be made only by authorized personnel.

               2. Disbursements made on behalf of a borrower or investor shall be posted on a timely basis to the borrower's or investor's records maintained by the servicing entity.

               3. Amounts remitted to investors per the investor reports shall agree with cancelled checks, or other form of payment, or bank statements.

IV.      BORROWER LOAN ACCOUNTING

               1. The servicing entity's borrower loan records shall agree with, or reconcile to, the records of borrowers with respect to the unpaid principal balance on a monthly basis.


                                    Exhibit I


                      Specified Trusts Servicing Standards





V.       DELINQUENCIES

               1. Records documenting collection efforts shall be maintained during the period a loan is in default and shall be updated at least monthly. Such records shall describe the entity's activities in monitoring delinquent loans including, for example, phone calls, letters and payments rescheduling plan in cases where the delinquency is deemed temporary (e.g. illness or unemployment).


VI.      TRUSTS

               1. The motor vehicle installment contracts included in the following trusts were serviced by the Company as of and for the year ended December 31, 2002.

                o Onyx Acceptance Owner Trust 1998-B
                o Onyx Acceptance Owner Trust 1998-C
                o Onyx Acceptance Owner Trust 1999-A
                o Onyx Acceptance Owner Trust 1999-B
                o Onyx Acceptance Owner Trust 1999-C
                o Onyx Acceptance Owner Trust 1999-D
                o Onyx Acceptance Owner Trust 2000-A
                o Onyx Acceptance Owner Trust 2000-B
                o Onyx Acceptance Owner Trust 2000-C
                o Onyx Acceptance Owner Trust 2000-D
                o Onyx Acceptance Owner Trust 2001-A
                o Onyx Acceptance Owner Trust 2001-B
                o Onyx Acceptance Owner Trust 2001-C
                o Onyx Acceptance Owner Trust 2001-D
                o Onyx Acceptance Owner Trust 2002-A
                o Onyx Acceptance Owner Trust 2002-B
                o Onyx Acceptance Owner Trust 2002-C
                o Onyx Acceptance Owner Trust 2002-D
                o Onyx Acceptance Residual Funding Owner Trust 2002-A